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                                                                    EXHIBIT 10.2

                               PRENTISS PROPERTIES

                   EXECUTIVE CHOICE DEFERRED COMPENSATION PLAN

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                                Table of Contents

                                                                      Page
                                                                      ----

EXHIBIT 10.2

ARTICLE I.     DEFINITIONS..............................................1

  1.01.   Account(s)....................................................1
  1.02.   Affiliate.....................................................1
  1.03.   Beneficiary...................................................1
  1.04.   Benefit.......................................................2
  1.05.   Board.........................................................2
  1.06.   Bonus Deferral Election.......................................2
  1.07.   Change of Control.............................................2
  1.08.   Code..........................................................3
  1.09.   Commission Deferral Election..................................3
  1.10.   Committee.....................................................3
  1.11.   Common Share Deferral Plan....................................3
  1.12.   Common Shares.................................................3
  1.13.   Company.......................................................3
  1.14.   Compensation Reduction Account................................3
  1.15.   Deferral Election.............................................3
  1.16.   Disability....................................................3
  1.17.   Early Retirement Age..........................................3
  1.18.   Effective Date................................................4
  1.19.   Eligible Person...............................................4
  1.20.   Employer......................................................4
  1.21.   ERISA.........................................................4
  1.22.   Incentive Plan................................................4
  1.23.   Insolvent; Insolvency.........................................4
  1.24.   KeySOP........................................................4
  1.25.   KeySOP Deferral Election......................................4
  1.26.   Normal Retirement Age.........................................4
  1.27.   Open Enrollment Period........................................4
  1.28.   Participant...................................................4
  1.29.   Plan..........................................................4
  1.30.   Plan Administrator............................................4
  1.31.   Plan Year.....................................................5
  1.32.   PPT...........................................................5
  1.33.   Salary Deferral Election......................................5
  1.34.   Termination of Employment.....................................5
  1.35.   Trust; Trust Fund.............................................5
  1.36.   Trustee.......................................................5
  1.37.   Unforeseeable Emergency.......................................5
  1.38.   Value; Valuation..............................................5
  1.39.   Valuation Date................................................5

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                                Table of Contents
                                   (continued)

                                                                      Page
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ARTICLE II.    ELIGIBILITY AND PARTICIPATION............................6

  2.01.   Determination of Eligibility..................................6
  2.02.   Notice of Eligibility.........................................6
  2.03.   Enrollment in Plan............................................6
  2.04.   Minimum Deferral..............................................6
  2.05.   Irrevocability of Deferral Elections..........................6
  2.06.   Reemployment..................................................6
  2.07.   Transfer Among Employers......................................7
  2.08.   Termination of Participation..................................7

ARTICLE III.   DEFERRAL ELECTIONS.......................................7

  3.01.   Salary Deferral Elections.....................................7
  3.02.   Bonus Deferral Elections......................................8
  3.03.   Commission Deferral Election..................................8
  3.04.   KeySOP Deferral Elections.....................................9
  3.05.   Vesting.......................................................9
  3.06.   Effect on Compensation and Other Plans........................9

ARTICLE IV.    EMPLOYER CONTRIBUTIONS..................................10

  4.01.   Discretionary Employer Contributions.........................10
  4.02.   Vesting in Employer Contributions............................10
  4.03.   Information to be Provided to the Committee..................10

ARTICLE V.     DEEMED INVESTMENT OF DEFERRED AMOUNTS...................10

  5.01.   Tracking Of Deferral Elections...............................10
  5.02.   Deemed Investment of Deferrals...............................10
  5.03.   Use of Third Party Recordkeepers.............................11
  5.04.   Supplemental Death Benefit...................................11
  5.05.   Unfunded Nature of Benefits..................................12
  5.06.   Investment with Trustee's Deferral Plan......................12

ARTICLE VI.    PAYMENT OF BENEFITS.....................................12

  6.01.   Time of Payment..............................................12
  6.02.   Payment of Benefits Following Termination of Employment......13
  6.03.   Withdrawal of Deferrals Prior to Termination of Employment...14
  6.04.   Form of Distribution of Benefits.............................15
  6.05.   Payment Upon Change of Control...............................16
  6.06.   Payment to Beneficiary.......................................16
  6.07.   Loans........................................................17

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                                Table of Contents
                                   (continued)

                                                                      Page
                                                                      ----

  6.08.   Deductions...................................................17
  6.09.   Benefit Payment on Disability or Incapacity..................17
  6.10.   Deduction Limitation.........................................17
  6.11.   Suspension of Payments During Insolvency.....................17

ARTICLE VII.   ADMINISTRATION..........................................18

  7.01.   Fiduciaries..................................................18
  7.02.   Powers and Responsibilities of the Company...................18
  7.03.   Powers and Responsibilities of the Committee.................18
  7.04.   Committee Procedures.........................................19
  7.05.   Coordination with Other Executive Choice Plans...............20
  7.06.   Records and Statements.......................................20
  7.07.   Payment of Expenses..........................................20
  7.08.   Benefit Claims Procedure.....................................20
  7.09.   Claims Review Procedure......................................20
  7.10.   Unclaimed Benefits...........................................21
  7.11.   Indemnification..............................................21

ARTICLE VIII.  AMENDMENT AND ADMINISTRATION............................21

  8.01.   Amendment....................................................21
  8.02.   Termination..................................................21

ARTICLE IX.    MISCELLANEOUS...........................................22

  9.01.   Limitation of Rights; Employment Relationship................22
  9.02.   Limitation on Assignment.....................................22
  9.03.   Accounting Treatment.........................................22
  9.04.   Representations..............................................22
  9.05.   Severability.................................................22
  9.06.   Governing Law................................................22
  9.07.   Binding Effect...............................................22
  9.08.   Gender and Number............................................22
  9.09.   Mergers, Consolidations, and Transfers.......................22
  9.10.   Notices......................................................23
  9.11.   Binding Effect...............................................23
  9.12.   Adoption by Affiliates.......................................23

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                               PRENTISS PROPERTIES

                   EXECUTIVE CHOICE DEFERRED COMPENSATION PLAN

                                    PREAMBLE

        WHEREAS, the Prentiss Properties Trust and its Affiliates offer various nonqualified deferred compensation and incentive programs to selected executive and managerial employees in order to attract and retain key management employees; and

        WHEREAS, the Employers which adopt this Plan believe that it would be in the best interests of those Employers to adopt a program which provides such with additional options regarding the manner and time of receipt of benefits under existing programs without affecting the benefits otherwise payable to such persons.

        NOW, THEREFORE, on behalf of the Employers, Prentiss Properties Acquisition Partners, L.P. does hereby adopt the Plan as set forth in the following pages.

                                   ARTICLE I.

                                   DEFINITIONS

        The following terms when used herein shall have the following meaning, unless a different meaning is clearly required by the context.

        1.01. Account(s). "Account(s)" means the separate record of each Participant's interest in the Plan at any time. Each Participant may have a Compensation Reduction Account and such other Accounts or subaccounts as the Committee deems appropriate. Unless and until other Accounts are established, the Participant's Account shall be the same as his Compensation Reduction Account. The maintenance of Accounts is solely for the purpose of tracking the amount payable to a Participant at any time and does not require that amounts deferred by any Participant be segregated from the amounts deferred by other Participants, that deferred amounts actually be deposited or maintained in the Trust, or that deferred amounts be otherwise segregated from the Employers' general assets.

        1.02. Affiliate. "Affiliate" means any entity under common control with the Company, within the meaning of Code section 414(b), (c) or (m) and any "subsidiary" or "parent" corporation (within the meaning of Section 424 of the Code) of the Company, including an entity that becomes an Affiliate after the adoption of this Plan, or any other entity that the Committee determines is otherwise controlled by, in control of, or under common control with the Company. Without limiting the foregoing, Prentiss Properties Trust, Prentiss Properties Limited, Inc., and Prentiss Properties Management, L.P. shall be considered Affiliates.

        1.03. Beneficiary. "Beneficiary" means the person(s) or estate entitled to receive benefits under this Plan after the death of a Participant.

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        1.04.   Benefit. "Benefit" means the Value of the Participant's
Compensation Reduction Account and the Value of the vested portion of the Participant's Account derived from Employer contributions (if any) made under
Article IV, determined as of the most recently preceding Valuation Date. In the case of a Benefit payable to a Beneficiary due to the death of a Participant who has deferred the receipt of compensation pursuant to Article III, the Benefit payable to such Beneficiary may include a supplemental death benefit as provided in Section 5.04.

        1.05. Board. "Board" means the board of trustees of PPT, as constituted from time to time.

        1.06. Bonus Deferral Election. "Bonus Deferral Election" means an election to defer payment of bonuses otherwise payable to the Participant whether discretionary in nature or pursuant to a formula or otherwise, subject to the requirements and terms of Articles II and III hereof.

        1.07. Change of Control. "Change of Control" means the occurrence of any one or more of the following events:

                (a) PPT enters into any agreement with a person or entity that involves the transfer of ownership of PPT or of more than fifty percent (50%) of PPT's total assets or earnings power on a consolidated basis, as reported in PPT's consolidated financial statements filed with the Securities and Exchange Commission (including an agreement for the acquisition of PPT by merger, consolidation, or statutory share exchange--regardless of whether PPT is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange--or for the sale of substantially all of PPT's assets to the person or entity).

                (b) As a direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination (or any combination of such transactions), the persons who were members of the Board before such transactions cease to constitute a majority of the Board, or any successor's board, within two years of the last such transaction.

                (c) Any person or entity is or becomes an "Acquiring Person." For purposes of the preceding sentence an "Acquiring Person" means (i) a person who, considered alone or together with all affiliates and associates of that person or entity, becomes directly or indirectly the beneficial owner of securities representing at least twenty percent (20%) of PPT's outstanding securities entitled to vote generally in the election of the Board, or (ii) a person or entity enters into an agreement that would result in that person or entity satisfying the conditions in subsection (i) or, in the case of a grantee employed by an Affiliate when a person or entity becomes an Acquiring Person, that would result in that Affiliate's failure to be an Affiliate.

                (d) During any period of two consecutive calendar years, the Continuing Members of the Board cease for any reason to constitute a majority of the Board. For purposes of the preceding sentence, "Continuing Member" means any member of the

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        Board, while a member of the Board and (i) who was a member of the Board prior to the adoption of the Plan or (ii) whose subsequent nomination or election to the Board was recommended or approved by a majority of the Continuing Members.

                (e) The foregoing provisions of this Section 1.07 shall not apply to any event or condition that would otherwise constitute a Change of Control if such event or condition occurs between the Effective Date and March 1, 2004. Nor shall the continuation after March 1, 2004 of such event or condition occurring between the Effective Date and March 1, 2004 be deemed to constitute a Change of Control for purposes of the Plan.

        1.08. Code. "Code" means the Internal Revenue code of 1986, as amended, and the regulations adopted thereunder.

        1.09. Commission Deferral Election. "Commission Deferral Election" an election to defer the receipt of commissions, procurement fees and similar types of compensation otherwise payable to the Participant, subject to the requirements and terms of Articles II and III hereof.

        1.10. Committee. "Committee" means a committee of two or more persons appointed by the Company to assist in the administration of the Plan.

        1.11. Common Share Deferral Plan. "Common Share Deferral Plan" means the Prentiss Properties Executive Choice Share Deferral Plan adopted contemporaneously with this Plan.

        1.12.   Common Shares. "Common Shares" means the Common Shares of PPT.

        1.13. Company. "Company" means Prentiss Properties Acquisition Partners, L.P., or any successor entity thereto. -------

        1.14. Compensation Reduction Account. The "Compensation Reduction Account" means the record established and maintained for each Participant in accordance with Article III hereof, for bookkeeping purposes only, to reflect to the interest of the Participant in his Accounts derived from Deferral Elections. Amounts deemed to be invested in the Compensation Reduction Account shall be expressed in dollars and cents unless the Committee determines that some other means of tracking the Account is appropriate.

        1.15. Deferral Election. "Deferral Election" means any one or more of the Deferral Elections available to Participants under Article III.

        1.16. Disability. "Disability" means a physical or mental condition which, in the opinion of the Committee based upon appropriate medical advice and examination and in accordance with rules applied consistently to all Eligible Persons, totally and presumably permanently prevents the Participant, from performing the customary duties of his regular job with the Company.

        1.17. Early Retirement Age. "Early Retirement Age" means the later of the date on which a Participant attains age 55 and completes 10 years of service with the Employers.

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        1.18.   Effective Date. "Effective Date" means February 12, 2003.

        1.19. Eligible Person. "Eligible Person" means any person employed by an Employer as an executive, managerial or highly compensated employee.

        1.20. Employer. "Employer" means the Company and any Affiliate which has adopted this Plan, and any their respective successors.

        1.21. ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

        1.22. Incentive Plan. "Incentive Plan" means the Prentiss Properties Trust 1996 Share Incentive Plan and any successor thereto.

        1.23. Insolvent; Insolvency. "Insolvent;" "Insolvency" and similar terms mean that the Employer of a Participant (including any entity that would be aggregated with it for purposes of determining insolvency under any Federal or State bankruptcy, receivership, fraudulent transfer or similar laws) is (i) unable to pay its debts as they become due, or (ii) subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

        1.24. KeySOP. "KeySOP" means the Prentiss Properties Trust Key Employees Stock Option Plan, as amended from time to time, and any successor thereto.

        1.25. KeySOP Deferral Election. "KeySOP Deferral Election" means an election by an Eligible Person who is also a participant in the Prentiss Properties Trust KeySOP to defer the receipt of any cash or property (other than Common Shares) that would otherwise be transferable to him under the KeySOP upon exercise of an option thereunder and to subject that cash or property to the terms of this Plan, pursuant to Article III hereof.

        1.26. Normal Retirement Age. "Normal Retirement Age" means the date on which a Participant attains age 65.

        1.27. Open Enrollment Period. "Open Enrollment Period" means the period established by the Committee prior to the commencement of each Plan Year during which an Eligible Person may amend or file a Deferral Election.

        1.28. Participant. "Participant" means an Eligible Person or former Eligible Person who is or has made one or more Deferral Elections under the Plan and who retains the right to benefits under the Plan.

        1.29. Plan. "Plan" means the Prentiss Properties Executive Choice Deferred Compensation Plan (the plan set forth herein), as amended from time to time.

        1.30. Plan Administrator. "Plan Administrator" means the Company or a committee appointed by it to the extent that either of them shall act in such capacity under Article VI.

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        1.31.   Plan Year. "Plan Year" means the twelve-month accounting period ending on December 31 of each calendar year, except that the initial Plan Year shall be a short year beginning on the Effective Date and ending December 31, 2003.

        1.32. PPT. "PPT" means Prentiss Properties Trust, a Real Estate Investment Trust organized under the laws of the State of Maryland, and any successor thereto.

        1.33. Salary Deferral Election. "Salary Deferral Election" means an election to defer the receipt of base salary and to subject such deferred payment to the terms of the Plan pursuant to Articles II and III hereof.

        1.34. Termination of Employment. "Termination of Employment" means a cessation of substantially all services for an Employer in any capacity, including employee, trustee, and consultant, as determined by the Committee.

        1.35. Trust; Trust Fund. "Trust" or "Trust Fund" means trust created under the Prentiss Properties Executive Choice Deferred Compensation Plan Trust Agreement, as amended from time to time; provided, however, that such Trust shall comply with the model trust provisions of Rev. Proc. 92-64 and any interpretations or modifications of such provisions issued by the Internal Revenue Service.

        1.36. Trustee. The "Trustee" means the person or persons (whether corporate, individual, or a combination thereof) named in the Trust and any successor(s) thereto.

        1.37. Unforeseeable Emergency. "Unforeseeable Emergency" means an immediate financial need of the Participant resulting from extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant as determined by the Committee. Without limiting the generality of the foregoing, an emergency shall be deemed to exist only if the Committee determines that the Participant has suffered a severe financial hardship resulting form a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar circumstances as a result of events beyond the control of the Participant. An Unforeseeable Emergency will not be deemed to exist if the hardship is or may be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets, to the extent that such liquidation would not itself cause severe financial hardship; or by the termination of his Deferral Election under the Plan.

        1.38. Value; Valuation. As applied to any Participant, "Value, Valuation" and similar terms mean, on any given Valuation Date, the then fair market value of the Participant's Account as determined by the Committee. Such Valuation shall consider the value of any securities, mutual funds or investment portfolios held within any variable life insurance policy purchased by the Trustee, but shall not attach any value to the insurance policy or insurance coverage itself. Subject to the foregoing, the Committee may establish such rules and procedures for the Valuation of Accounts as it determines to be appropriate..

        1.39. Valuation Date. "Valuation Date" means the last business day of each calendar month and such other dates as may be specified by the Committee; provided that the Valuation

Date used to determine a Participant's Benefit to be distributed under Article VI be not more than 60 days before the payment date for that Participant.

                                   ARTICLE II.

                          ELIGIBILITY AND PARTICIPATION

        2.01. Determination of Eligibility. Only those Eligible Persons selected by the Committee may participate in the Plan. The Committee may also determine that an Employee who was previously eligible may not continue to make Deferral Elections under the Plan.

        2.02. Notice of Eligibility. Upon determining that an Eligible Person is to be invited to participate in the Plan, the Committee shall provide such Employee with a copy of the Plan and Trust and any amendments thereto. Such notice may be given at such time and in such manner as the Committee may determine. No Eligible Person shall be required to participate in the Plan.

        2.03. Enrollment in Plan. An Eligible Person may enroll in the Plan by filing a Deferral Election with the Committee as provided in Article III. Upon the filing of a Deferral Election (whether at the time of initial selection by the Committee or subsequently) and subject to the acceptance of that election by the Committee, such Eligible Person shall be deemed to have accepted all of the terms of the Plan and to have agreed to cooperate fully with the Committee and the persons and entities engaged to provide services to the Plan. If an Eligible Person or Participant fails or refuses to provide information requested, comply with the underwriting requirements for any insurance to be purchased under the Plan, or otherwise cooperate fully in the implementation and administration of the Plan, the Committee may exclude such person from participation in the Plan or from one or more features of the Plan.

        2.04. Minimum Deferral. The Committee may establish minimum Deferral Election requirements from time to time. The Committee may decline to accept any Deferral Election which does not comply with those requirements. Unless and until changed by the Committee, the minimum Deferral Elections shall be as follows:

                        (i)     Salary Deferral Election: 2% of the
                                Participant's base salary

                        (ii)    Bonus Deferral Election: $2,500.

                        (iii) Commission Deferral Election: $2,500 or 10% of commissions paid, whichever is less.

                        (iv) KeySOP Deferral Election: $50,000 or one-half of the Participant's account balance excluding his common share account balance, whichever is less, but not less than $10,000 in any event.

        2.05. Irrevocability of Deferral Elections. A Deferral Election shall be irrevocable once filed with the Committee except as otherwise provided in the Plan.

        2.06. Reemployment. In the event that Participant ceases to be eligible to participate in the Plan (whether due to Termination of Employment or otherwise) and thereafter again becomes an Eligible Person, the Committee shall have no obligation to designate such Eligible Person as to participate further in the Plan.

        2.07. Transfer Among Employers. If a Participant is transferred from one Employer to another, he shall continue to participate in the Plan unless the Committee determines that the Participant no longer satisfies the requirements for an Eligible Person. If a Participant is transferred to an Affiliate which is not an Employer, such transfer shall terminate such Participant's status as an Eligible Person hereunder, but shall not be treated as a Termination of Employment.

        2.08. Termination of Participation. Except as provided herein, an Eligible Person's participation in the Plan shall end not later than the date of such employee's Termination of Employment. Upon termination of participation, the Participant may not make any further Deferral Election, but Deferral Elections existing on the date of termination shall continue to apply to amounts that are the subject of those elections. If a Participant is involuntarily terminated for cause, all existing Deferral Elections shall be canceled and such Participant's Benefit shall be paid as soon as practical. In the case of involuntary termination or lay-off otherwise than for cause, the Committee may, in its complete discretion, allow an employee to revoke an existing Deferral Election. In addition, the Committee may allow a Participant who has terminated employment, but who is expected to receive compensation in a subsequent Plan Year that could be otherwise subject to a Deferral Election, to make one or more Deferral Elections after his Termination of Employment.

                                  ARTICLE III.

                               DEFERRAL ELECTIONS

        3.01.   Salary Deferral Elections.

                (a) A Participant may make a Salary Deferral Election with respect to the base salary otherwise payable to the Participant during the Plan Year for which a Salary Deferral Election is in effect. Such a Salary Deferral Election shall specify the dollar amount or percentage of salary to be deferred subject to the terms hereof; provided, however, that such Salary Deferral Election shall be for no more than 90% of the Participant's salary, unless otherwise permitted by the Committee.

                (b) To be effective for any Plan Year, an executed Salary Deferral Election must be filed with the Committee during the Open Enrollment Date preceding such Plan Year. However, if the date an Eligible Person first commences participation in the Plan is not the first day of a Plan Year, such an Eligible Person may make a Salary Deferral Election for the remainder of that Plan Year within 30 days after being designated as a Participant. Such initial Salary Deferral Election shall apply to payroll periods commencing after at least 30 days after the filing of a Salary Deferral Election. In addition, an Eligible Person designated as a Participant at the Effective Date of the Plan may file a Salary Deferral Election by February 21, 2003 which shall cover salary paid for payroll period beginning on or after April 1 of such Plan Year.

                (c) The amount specified in the Participant's Salary Deferral Election shall be withheld from the Participant's salary in substantially equal installments over the Plan Year to which it relates. Such amounts shall not be paid or made available to the Participant but shall be transferred to the Trust. The Committee shall record such amount in the Participant's Compensation Reduction Account. Thereafter, the investment and accounting for such deferred salary shall be determined under Article V.

                (d) A Salary Deferral Elections shall continue in effect from year to year while the Participant continues under the Plan unless it is revoked or modified during an Open Enrollment Period or unless the Committee suspends, cancels or modifies such election.

        3.02.   Bonus Deferral Elections.

                (a) A Participant may make a Bonus Deferral Election with respect to any bonuses otherwise payable to the Participant during the Plan year for which a Bonus Deferral Election is in effect. Such Bonus Deferral Election shall specify the dollar amount or percentage of any such bonuses to be deferred subject to the terms hereof. Up to 100% of such bonuses may be deferred unless otherwise determined by the Committee. To be effective for any Plan Year, a Bonus Deferral Election must be filed with the Committee during the Open Enrollment Period preceding such Plan Year. However, if the date an Eligible Person first commences participation in the Plan is not the first day of a Plan Year, such an Eligible Person may make a Bonus Deferral Election for that Plan Year within 30 days after being designated as a Participant. Such initial Bonus Deferral Election shall apply to bonuses otherwise payable to the Participant more than 30 days after the filing of a Bonus Deferral Election. In addition, an Eligible Person designated as a Participant at the Effective Date of the Plan may file a Bonus Deferral Election by February 21, 2003 which shall apply to bonuses paid on or after April 1 of such Plan Year.

                (b) The amount specified in the Participant's Bonus Deferral Election shall not be paid or made available to the Participant but shall be withheld by the Company and transferred to the Trust. The Committee shall record such amount in the Participant's Bonus Deferral Account. Thereafter, the investment and accounting for such deferred bonuses shall be determined under Article V.

                (c) A Bonus Deferral Elections shall continue in effect from year to year while the Participant continues under the Plan unless it is revoked or modified during an Open Enrollment Period or unless the Committee suspends, cancels or modifies such election.

        3.03.   Commission Deferral Election.

                (a) A Participant may make a Commission Deferral Election with respect to any Commissions otherwise payable to the Participant during the Plan Year for which a Commission Deferral Election is in effect. Such Commission Deferral Election shall specify the dollar amount or percentage of any such Commissions to be deferred subject to the terms hereof. Up to 100% of such Commissions may be deferred unless otherwise determined by the Committee. To be effective for any Plan Year, a Commission Deferral Election must be filed with the Committee during the Open Enrollment Period preceding such Plan Year. However, if the date an Eligible Person first commences participation in the Plan is not the first day of a Plan Year, such an Eligible Person may make a Commission Deferral Election for that Plan Year within 30 days after being designated as a Participant. Such initial Commission Deferral Election shall apply to Commissions otherwise payable to the Participant more than 30 days after the filing of a Commission Deferral Election. In addition, an Eligible Person designated as a Participant at the Effective Date of the Plan may file a Commission Deferral Election by February 21, 2003, which shall apply to Commissions paid on or after April 1 of such Plan Year.

                (b) The amount specified in the Participant's Commission Deferral Election shall not be paid or made available to the Participant but shall be withheld by the Company and transferred to the Trust. The Committee shall record such amount in the Participant's Compensation Reduction Account. Thereafter, the investment and accounting for such deferred Commissions shall be determined under Article V.

                (c) A Commission Deferral Elections shall continue in effect from year to year while the Participant continues under the Plan unless it is revoked or modified during an Open Enrollment Period or unless the Committee suspends, cancels or modifies such election.

        3.04.   KeySOP Deferral Elections.

                (a) A Participant who is also a participant in the KeySOP may make a KeySOP Deferral Election with respect to all or any portion of the balance that would become payable to him under the KeySOP, but only to the extent that such benefit is not payable in Common Shares. Such a KeySOP Deferral Election must specify amount of the KeySOP balance to which it relates and must be filed with the Committee at least six months prior to the vesting date for such amount under the KeySOP.

                (b) Any amount otherwise payable to the Participant under the KeySOP that is subject to a KeySOP Deferral Election, and which is in excess of the amount, if any, paid therefor by the Participant, shall not be paid or made available to the Participant but shall be transferred in cash to the Trust upon vesting and exercise under the KeySOP. The Committee shall record such amount in the Participant's Compensation Reduction Account. Thereafter, the investment and accounting for such amounts shall be determined under Article V.

        3.05. Vesting. Each Participant shall have a fully vested (non-forfeitable) interest in all amounts covered by his Deferral Elections under the Plan and the earnings and losses thereon, except as expressly provided otherwise herein or in the Trust in the event of the Insolvency of his Employer.

        3.06. Effect on Compensation and Other Plans. Unless otherwise required by law, any amount of compensation covered by a Deferral Election shall not be included in the compensation reflected on the Participant's federal income tax withholding statement (W-2 Form). Such amounts shall not be considered as compensation for purposes of calculating any contribution or benefit which the deferring Participant may be entitled to under any other plan or program adopted or maintained by the Employers except to the extent provided therein. Any type of compensation or benefit that may be the subject of a Deferral Election hereunder must comply with the terms of the plan or program under which such compensation or benefit is provided. The adoption and implementation of this Plan is not intended to amend any other plan or program of the Employers.

                                   ARTICLE IV.

                             EMPLOYER CONTRIBUTIONS

        4.01. Discretionary Employer Contributions. Any Employer may make a contribution for one or more Participants under the Plan for any Plan Year. Except as provided in Section 3.05, the amount and timing of such contribution shall be entirely within the discretion of such Employer. Any such contribution may be made on any basis elected by the Employer, which need not be consistent from year to year or among Participants for any year. Unless otherwise determined by the Committee, any amounts resulting from Deferral Elections shall be transferred to the Trust

        4.02. Vesting in Employer Contributions. If a contribution is made on behalf of one or more Participants, the Employer may determine the time at which such contribution will become vested. All contributions by the Employers shall become fully vested upon a Change of Control.

        4.03. Information to be Provided to the Committee. If an Employer makes a contribution on behalf of any Participant, it shall inform the Committee of the amount of such contribution, the time or rate at which it will become vested, and any other restrictions on such contributions. The Committee shall maintain a record of all such contributions and limitations.

                                   ARTICLE V.

                      DEEMED INVESTMENT OF DEFERRED AMOUNTS

        5.01. Tracking Of Deferral Elections. The compensation subject to Deferral Elections shall be deemed to be held for investment for the benefit of the Participants. The net increase or decrease on such deferred amounts shall determined as provided in this Article. Unless otherwise determined by the Committee, any amount of compensation withheld from a Participant's compensation, otherwise deferred by the Participant, or contributed by an Employer shall be transferred to the Trust and invested according to the terms of the Trust.

        5.02.   Deemed Investment of Deferrals.

                (a) As soon as practical following the Effective Date, the Committee shall approve one or more investment portfolios to be used for calculating the growth of amounts credited to the Participants' Accounts. The Value of a Participant's Account shall be based on the deemed investment of such Account in one or more of such investment portfolios as are designated by each Participant for tracking purposes. At such time as the Participant becomes entitled to payment under Article VI, the amount to be paid shall be paid from the Company's general assets based on the growth of the investment portfolios which the Participant has designated for tracking purposes. The approval of such investment portfolios by the Committee and the selection of such funds for tracking purposes by a Participant do not require that any investment actually be made in such funds.

                (b) For purposes of tracking the Value of a Participant's Account, the amount deferred by a Participant shall be deemed to be deposited in the Trust upon the earlier of 90 days following the date it would, but for the Participant's Deferral Election, have been paid in cash to the Participant or, if earlier, the date the amount of the deferral is actually deposited in the Trust; provided that the foregoing shall not be construed to require the actual investment of amounts deferred by the Participant.

                (c) The Committee shall establish rules and procedures that allow Participants to request that the funds designated for tracking purposes be changed from time to time. The Committee shall also establish rules to govern the time at which deferred amounts shall be deemed deposited and withdrawn from investment in any investment portfolio used for tracking purposes. Unless otherwise determined by the Committee, the effective date of any change in the investment funds used to track the growth of such contributions shall be the first day of the month coincident with or next following the date that such change is requested, provided the request complies with all requirements imposed by the Committee

        5.03. Use of Third Party Recordkeepers. The Committee may engage a third party to assist it in maintaining records related to the investment of the Account, reporting of balances to Participants, and such other recordkeeping functions as determined by the Committee. To the extent that a third party recordkeeper is so retained, the Committee shall have no responsibility for the accuracy of calculations or other actions undertaken by such third party.

        5.04.   Supplemental Death Benefit.

                (a) It is anticipated that the Trustee may use a portion of the Participants' Accounts to purchase life insurance on the lives of the Participants. The amount and structure of such insurance shall be determined by the Committee. Such insurance shall not be considered a part of the Participants' Accounts and both the insurance policy (ies) and any proceeds thereof shall be considered general assets of the Company. No Participant or Beneficiary shall have any interest in or claim against any such insurance policies or the proceeds thereof.

                (b) Subject to the purchase of insurance as provided in paragraph (a), the Committee may establish a supplemental death benefit payable to the Beneficiaries of Participants who have undistributed Benefits under the Plan. The amount of such supplemental death benefit need not be uniform among Participants nor bear a uniform or consistent relationship to the insurance purchased. The supplemental death benefit may be changed from time to time. Without limiting the foregoing, the amount of the supplemental death benefit may be less for terminated Participants than for Participants who die while employed by the Employer.

                (c) If a Participant dies prior to receiving payment of his entire vested interest in his Accounts, the Beneficiary of such Participant shall, in addition to the Value of the Participant's vested interest in such Accounts, be paid an additional cash benefit from the Company in the amount determined by the Committee under paragraph (b), subject, however, to claims of the creditors of the Participant's Employer if it has become Insolvent prior to the Participant's death. If a Participant dies after receiving payment of his vested interest in his Accounts, no further amount shall be paid to the Participant, even if a portion of the Participant's Account was used in to pay the premiums on such insurance and insurance proceeds are paid to the Trust as a result thereof.

                (d) Any proceeds received by the Trust as a result of a Participant's death shall be retained in the Trust or unless otherwise determined by the Company. The Company may from time to time require the Trustee to transfer all or any portion of such proceeds to the Company.

        5.05. Unfunded Nature of Benefits. It is the intent of the Company that all benefits provided under the Plan will be considered unfunded for purposes of the Code and Title I of ERISA. No person entitled to any payment under the Plan shall have any claim, right, security, preference or other interest in any asset of any Company except to the extent that (i) an Employer has not transferred to the Trust as required by Article III any amount covered by a Deferral Election, (ii) the Trust Fund has been used in whole or in part to pay debts owed by an Employer to its creditors or (iii) an Employer has otherwise used the Trust Fund for its own benefit or violated the terms of the Plan or the Trust. Any claims by Participants against any Employer shall be general, unsecured claims. No Participant shall have any right or recourse against the assets of any member of the Board, Committee or other person who acts on behalf of the Company or any Employer with respect to the Plan, except for breach of a duty imposed on such person by the Plan or applicable law.

        5.06. Investment with Trustee's Deferral Plan. Any amount transferred hereunder to the Trust may be commingled with amounts deferred by Participants in the Prentiss Properties Executive Choice Deferred Compensation Plan for Trustees and with any dividends transferred to the Trust under the Common Share Deferral Plan or the Prentiss Properties Executive Choice Share Deferral Plan for Trustees.

                                   ARTICLE VI.

                               PAYMENT OF BENEFITS

        6.01. Time of Payment. Except as otherwise provided below, payment of a Participant's Benefit may not be made or commenced prior to the Participant's Termination of Employment, whether due to Normal Retirement, Early Retirement, death, Disability or voluntary or involuntary separation. A temporary leave or layoff shall not be treated as a Termination of Employment for purposes of this Section so long as the Participant has a right to return to work under an employment agreement, a policy of the Company, or applicable law.

Payments to Participants employed or formerly employed by an Employer (and their Beneficiaries) shall be suspended upon the Insolvency of that Employer except as provided in Section 6.11 and the Trust. The disposition of the Trust Fund in the event of Insolvency of one or more Employers shall be governed by Section 6.11 and the Trust.

        6.02.   Payment of Benefits Following Termination of Employment.

                (a) Upon commencing participation in the Plan and at each subsequent Open Enrollment Period, each Participant may designate the date on which payment of the amounts covered by the Deferral Election made during that Open Enrollment Period with respect to the succeeding Plan Year will be paid or payment commenced. The date so selected may be any date at least 24 months after the first day of the Plan Year to which the Deferral Election relates. In addition, the date so selected shall apply to amounts deferred in subsequent years unless and until a different date is designed with respect to those years. The payment date so selected may be identified as a specific date, the date that is a specific number of months or years following the close of the Plan Year to which the election relates, the date the Participant Terminates Employment, attains a specified age, or any other formulation that the Committee believes will allow it to determine when payment must be made or commence. Any such election may provide alternative payment dates in the event of Termination of Employment before the otherwise applicable date.

                (b) Only one date may be designated under paragraph (a) for the payment or commencement of payment of amounts deferred for such Plan Year. If more than one designated payment date falls within a single year, the Committee may require that all payments for such year be paid on a single date within that year selected by the Committee (which need not be a date selected by the Participant so long as the minimum deferral period of paragraph (a) is satisfied). In addition, a Participant may not have more than ten (10) designated payment dates over the life of his participation in the Plan. For purposes of the foregoing limitation, a payment date which is postponed under paragraph
        (c) shall together with the postponed date be treated as one payment date.

                (c) The date for payment selected by a Participant may be postponed (but not accelerated) by a subsequent written notice to the Committee, provided such notice is given at least 12 months prior to the date that payment would otherwise be made or commence and that the postponement is for at least 12 months from the original payment date. No postponement shall be permitted if the Participant has exceeded (or would exceed) the limitation on the number of payment dates under paragraph (b). If the postponed date requested by a Participant would result in two payment dates in a single year, then both payments shall be made on the later of the postponed payment date or the other date designated for the same year as the postponed payment and treated as a single distribution.

                (d) In the absence of a contrary designation, payment of the Participant's Benefit shall commence as soon as practical following the Participant's Termination of Employment. However, even if there is a contrary designation, payment will be made as soon as practical following Termination of Employment with respect to any Participant whose employment is involuntarily terminated for cause (as determined by the Committee).

                (e) The Committee shall have the authority to deny any requested postponement to a payment date if it determines that agreeing to such postponement would result in adverse tax consequences to other Participants or the Company. The Committee's determination in such regard shall be binding and conclusive. The Committee's determination in such regard shall be binding and conclusive. If there is any question concerning a Participant's intended distribution, the Committee may, in its discretion, determine the timing and source of the distribution.

        6.03.   Withdrawal of Deferrals Prior to Termination of Employment.

                (a)     A Participant who meets the requirements of paragraph
        (b) or (d) below may withdraw all or a portion of his vested Benefit without regard to the limitation on payment dates under Section 6.02(a). No withdrawal will be permitted unless the Participant has had a Deferral Election in place with respect to the funds proposed to be withdrawn for 24 consecutives months preceding the date of the withdrawal related to that election. No more than one withdrawal may be made under this Section during any Plan Year.

                (b) Subject to paragraph (a), a Participant may withdraw all or part of his Compensation Reduction Account prior to Termination of Employment in the event of an Unforeseeable Emergency. The amount distributable under this paragraph may not exceed the amount needed to meet the Unforeseeable Emergency (including taxes imposed on the distribution), as determined by the Committee.

                (c) If a Participant incurs an Unforeseeable Emergency, but the Committee determines that such emergency can be relieved through the suspension of Deferral Elections, the Committee shall not authorize a withdrawal, but may permit the Participant to suspend his Deferral Election or a portion thereof. Following suspension, a Participant may elect to resume Deferrals only during a subsequent Open Enrollment Period by executing a new Deferral Election.

                (d) Subject to paragraph (a), a Participant may withdraw all or a part of his Benefit derived from his Deferral Elections in a lump sum upon 30 days notice to the Committee without regard to whether he has suffered an Unforeseeable Emergency. However, in the event of such a withdrawal, the Participant shall forfeit an amount equal to ten percent (10%) of his amount withdrawn. Such amount shall be paid to the Company at the same time as the withdrawal is paid to the Participant.

                (e) A Participant requesting a withdrawal under this Section shall specify the years in which the requested funds were deferred and would otherwise be paid or payment commenced. The Committee may, as a condition to approving such request, require that a different year's deferral be withdrawn or may designate the year to which the withdrawal relates if the Participant does not do so.

                (f) Any distribution under this Section 6.03 shall be made in a single cash payment.

        6.04.   Form of Distribution of Benefits.

                (a) Upon commencing participation in the Plan and at each Open Enrollment Period thereafter, each Participant shall designate the manner in which amounts covered by his Deferral Election made at that time shall be paid either at his Termination of Employment or at a specified date prior to Termination of Employment. For payments made upon Termination of Employment, the following options shall be permitted.

                        (i) A lump sum payable at Termination of Employment, which will be made as soon as practical following the termination event;

                        (ii) A lump sum payable at a specified number of years following Termination of Employment, but not more than fifteen years;

                        (iii) Annual payment of Benefit on a declining balance over periods of 5, 10, or 15 years at the Participant's option. Such payments must commence within five years following Termination of Employment.

                (b) If payment is made prior to Termination of Employment, the Participant's Benefit shall be paid in a lump sum or in annual installments on a declining balance over a period of 5 years at the Participant's option.

                (c) All payments due a Participant must be completed not more than 15 years after Termination of Employment. In the absence of a designation as to the manner of payment, the default form of payment shall be a lump sum payment upon Termination of Employment.

                (d) Each such payment shall be made on or as soon as practical following the date selected by the Participant. If more than one installment is contemplated, each such payment shall be determined by dividing the Value of the Participant's Benefit immediately prior to the payment by the number of years remaining in the term of payment. Any undistributed portion of the Participant's Benefit shall remain subject to all of the terms of the Plan and Trust.

                (e) Any Participant who has elected a form of payment or has been deemed to have elected a form of payment may change the form of payment by written notice to the Committee provided such notice is given at least 12 months prior to the date that payments would otherwise commence. If payment is to be made upon Termination of Employment, any election to change the manner of payment must be made at least 12 months before such termination. In addition, any participant who has elected any term of installment payments may elect a lump sum distribution prior to or during the course of such payments subject to a 10% penalty of the Value of the Participant's Benefit immediately before such lump sum payment is made. If a Participant who has elected installment payments incurs an involuntary Termination of Employment as a result of a layoff, property closure or sale, loss of management contract or other circumstances beyond the control of the Participant, the Committee may, in its discretion, permit a Participant who so requests to revoke or modify a prior election and receive all or portion of the anticipated installments as a lump sum without the imposition of a 10% penalty.

                (f) Notwithstanding elections to the contrary, a Participant whose employment ends through voluntary resignation in his initial year of Plan participation will receive a lump sum distribution of his Benefit as soon as possible following Termination of Employment.

                (g) A Participant whose employment is terminated for cause (as determined by the Committee) shall receive a lump sum distribution of his Benefit as soon as practical following the termination event. Any contrary election made by the Participant shall be disregarded. A Participant whose employment ends through involuntary separation for any reason other than cause may receive Benefits in accordance with his termination distribution elections.

        6.05. Payment Upon Change of Control. In the event of a Change of Control prior to the Insolvency of an Employer, all Benefits shall become distributable to Participants at the date thereof. Payment shall be made in a single lump sum payment as soon as practical after the Change of Control occurs. It shall not be necessary for any Participant or Beneficiary to apply for or consent to such payment. Any life insurance purchased under Section 5.04 may be distributed, cashed in, converted or otherwise disposed of as the Committee shall determine. Any proceeds resulting from such disposition shall be allocated among Participants as determined by the Committee.

        6.06.   Payment to Beneficiary.

                (a) If a Participant dies before receiving all of his Benefit under the Plan, all prior elections made by the Participant as to the time and manner of payment shall be canceled. Such deceased Participant's Beneficiary will be entitled to a distribution of the undistributed balance of the Participant's vested interest in his Accounts, paid in a single payment. Such a Participant's Beneficiary may also receive a supplemental death benefit if provided under Section 5.04.

                (b) A Participant may designate one or more Beneficiaries on such form as supplied by the Committee. A Participant may by similar action designate a change of Beneficiary at any time, which change shall be effective only upon receipt by the Committee of said notice. The last such designation form filed with the Committee prior to the Participant's death shall control.

                (c) If a Participant designates his spouse as a Beneficiary under paragraph (a), such designation shall be automatically revoked on the date that the Committee receives written notice that the Participant and such designated spouse have divorced, except to the extent otherwise provided in a subsequent Beneficiary designation filed by the Participant with the Committee.

                (d) In the absence of a written designation, or in the event a Participant dies without a Beneficiary surviving him, the amount which would otherwise be payable to his Beneficiary shall be paid to the surviving spouse of such Participant or if none, to such Participant's estate. A Beneficiary shall have no interest or rights under the Plan during the lifetime of the Participant, except as may be provided otherwise in the Plan or ERISA.

        6.07. Loans. Participants shall not be entitled to borrow any portion of their Accounts, nor may Accounts be given as security for any loan extended to the Participant.

        6.08. Deductions. Payments made hereunder shall be reduced by the amount of any taxes required by law to be withheld from such payments and by the amount of any claims of creditors of the Company payable under the Trust. Amounts deferred hereunder shall be subject to employment taxes to the extent required by Section 3121(v) of the Code.

        6.09. Benefit Payment on Disability or Incapacity. If a Participant becomes Disabled prior to receiving his entire Benefit under the Plan, the Committee may, in its absolute discretion, modify or cancel any election made by the Participant as to the time or manner of payment and determine when and how the Participant's Benefit shall be paid. If the Committee determines that a claimant who is to receive payment from the Trust Fund is a minor, mentally or emotionally incompetent, or is for any other reason incapable of giving a valid receipt or discharge for such payment, the Committee may direct the Trustee to pay all or part of the payment to which such claimant is entitled to a guardian, custodian, trustee conservator, relative, institution or other person on behalf of such claimant; provided, however, the Trustee shall not be obligated to make any inquiry as to the competency of any Participant, Beneficiary or other claimant. Any payment made on behalf of a claimant under this Section shall act as a full and complete discharge and release of the obligation of the Plan and Trust to such claimant.

        6.10. Deduction Limitation. If the Committee determines that the Company would be denied a deduction for amounts otherwise payable in any Plan Year to a Participant as a result of the limitations imposed by section 162(m) of the Code, the Committee may direct the Trustee to reduce any payment otherwise payable to such Participant (but not below zero) to the extent necessary to avoid such loss of deduction. In the event of such reduction, the amount not so paid shall be retained in the Trust and paid to the Participant, along with any earnings or losses deemed to apply thereto, at the earliest Plan Year or Years in which payment may be made without loss of the deduction to the Company under that section.

        6.11. Suspension of Payments During Insolvency. Upon the Insolvency of an Employer, all payments that would otherwise be made hereunder to Participants employed or formerly employed by such Employer (and their Beneficiaries) shall be suspended except to the extent that an event permitting distribution to one or more Participants or Beneficiaries occurred prior to the date of such Insolvency. Payments may resume or only upon a determination that Insolvency has not occurred or has been cured. The determination of Insolvency shall be governed by the Trust.

                                  ARTICLE VII.

                                 ADMINISTRATION

        7.01.   Fiduciaries.

                (a) The fiduciaries of the Plan are (1) the Company, when acting as the "Plan Administrator," as defined under ERISA); (2) the Committee; (3) the Trustee; and (4) any investment manager appointed hereunder. Each such fiduciary shall have only those powers, duties, responsibilities, and obligations which are specifically allocated to them under the Plan. Notwithstanding the foregoing, any person may serve in more than one fiduciary capacity.

                (b) Each fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of any other fiduciary as being proper under the Plan, and is not required to inquire into the propriety of any such direction, information or action. No fiduciary shall be deemed to have guaranteed the Trust Fund in any manner against investment loss or depreciation in the Value of any of the Accounts.

        7.02.   Powers and Responsibilities of the Company.

                (a) The Company shall determine the number of, and shall be empowered to appoint and remove, the Trustee(s) and the members of the Committee from time to time as it deems necessary for the proper administration of the Plan.

                (b) The Company may appoint an investment manager (as defined in Section 3(38) of ERISA) to manage all or a designated portion of the Trust Fund.

                (c) The Company shall receive and review reports of the receipts and disbursements of the Trust Fund from the Trustee.

                (d) The Company shall establish a funding policy and method for the Plan and shall communicate such policy and method to the Trustee.

                (e) The Company may employ an independent qualified public accountant to examine the books, records, and any financial statements and schedules of the Plan and Trust.

                (f) The Company shall file or cause to be filed with the appropriate government agency (or agencies) any required reports and any other pertinent documents.

        7.03.   Powers and Responsibilities of the Committee.

        The Committee shall carry out the daily management of the Plan in accordance with its terms and shall have the power to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the

Committee shall be conclusive and binding upon all persons. The Committee may correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of this Plan; provided, however, that any interpretation or construction shall be made and applied in a nondiscriminatory manner. The Committee shall have such powers and duties as may be necessary to discharge its duties hereunder, including, but not limited to, the power and duty:

                (a) to construe and interpret the Plan, decide all questions of eligibility for payment of any benefits hereunder;

                (b) to adopt such rules, such procedures and forms as it deems appropriate;

                (c) To direct an Employer to reduce a Participant's Deferral Election if it determines that acceptance of the election as submitted could impair the Employer's or the Participant's ability to meet any other obligations imposed on either of them by law or agreement.

                (d) to make a determination as to the right of any person to a Benefit and to afford any person dissatisfied with such determination the right to a hearing thereon;

                (e) to receive from the Employers and from Participants such information as shall be necessary for the proper administration of the Plan;

                (f) to delegate to one or more of the members of the persons the right to act in its behalf in all matters connected with the administration of the Plan and Trust and to delegate ministerial matters to its agents or employees, who need not be members of the Committee;

                (g) to furnish any Participant or Beneficiary who requests in writing statements indicating the Value of such Participant's or Beneficiary's Accounts;

                (h) to maintain all records necessary for verification of information required to be filed with any governmental agency;

                (i) to retain such agents, and employees, including legal counsel (which may be counsel for the Company), as it deems appropriate for the discharge of its duties hereunder;

                (j) to adjust the Accounts of Participants at least once per quarter of each Plan Year to reflect earnings, gains, losses, and increases and decreases in their Accounts based on information supplied by the Trustee.

        7.04. Committee Procedures. The Committee may act at a meeting or in writing without a meeting. Such committee shall elect one of its members as chairman, appoint a secretary who need not be a member of the committee, and shall advise the Trustee of such actions in writing. The Secretary shall keep a record of all meetings and forward all necessary communications to the Company, the Trustee or other appropriate persons. The committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority including actions in writing taken without a meeting. A dissenting member of the Committee who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Company and the Trustee shall not be responsible for any such action or failure to act.

        7.05. Coordination with Other Executive Choice Plans. The Committee is expected to coordinate the administration of the Plan with the administration of the Common Share Deferral Plan, the Prentiss Properties Executive Choice Deferred Compensation Plan for Trustees and the Prentiss Properties Executive Choice Share Deferral Plan for Trustees. The Committee may provide for the common administration of the plans and may appoint the same recordkeeper and other agents who may treat the plans, for administrative purposes and for communication to Participants, as a single program. The Committee may authorize the use of forms and disclosures jointly with the Common Share Deferral Plan. Such administrative steps are for convenience only and shall not be interpreted to negate the separate existence and nature of each such plan.

        7.06. Records and Statements. The Committee shall maintain such records as may be required by law, the Plan, or as it otherwise deems appropriate for the administration of the Plan. Such records shall reflect the Value of each Participant's and Beneficiary's Accounts at any Valuation Date. Records of the Committee shall be subject to the inspection of the Company and of any Participant or Beneficiary, but only to the extent that they apply to him.

        7.07. Payment of Expenses. All fees and expenses incident to the administration, termination or protection of the Plan and Trust, including but not limited to, legal, accounting, and Trustee's fees shall be paid by the Company or the Trust, as determined by the Company. Any premiums charged with respect to the insurance purchased under Section 5.04 and any fees and expenses paid by the Trust shall be charged to the Accounts of Participants in such manner as the Committee shall determine.

        7.08. Benefit Claims Procedure. The Committee shall make all determinations as to the right of any such person to any benefit under the Plan. Any Participant, Beneficiary, or the authorized representative of either of the foregoing may file a request for benefits under the Plan. Such request shall be deemed filed when made in writing addressed or hand-delivered to the Committee in care of the Company. Such request shall be on such form and pursuant to such rules as are adopted by the Committee and shall set forth the basis of such claim. Upon receipt of such claim, the Committee shall conduct such examinations as may be necessary to determine the validity of the claims and, if appropriate, shall take such steps as may be necessary to facilitate the payment to which the claimant is entitled.

        7.09. Claims Review Procedure. If any claim for benefits is denied, the Committee shall notify the claimant in writing. The notice of the denial of benefits shall state the specific reason for such denial and cite any applicable provisions of the Plan upon which the denial is based. If the claim can be corrected, a request for such information shall be made and the reason for requesting such additional information shall be stated in the notice to the claimant. The claimant shall be entitled to appeal the decision to the Committee for a period of sixty (60) days after receipt of the notification of denial. The claimant shall be advised that the failure to perfect

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

and appeal within such sixty (60) day period shall make the Committee's initial decision conclusive. The Committee shall furnish the claimant or his personal representative any Plan information needed to perfect his appeal.

        7.10. Unclaimed Benefits. Each Participant and Beneficiary of a deceased Participant shall file with the Committee from time to time in writing, his home address and each change of home address. Any communication addressed to the Participant or the Beneficiary at his last home address filed with the Committee, or if no such address was filed, then at his last home address as shown on the Company's records, shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Committee shall not be obligated to search for or ascertain the whereabouts of any Participant or Beneficiary. If the Committee furnishes notice to any Participant or Beneficiary of a deceased Participant, that he is entitled to a distribution and the Participant or Beneficiary fails to claim such distribution or make his whereabouts known to the Committee, such benefit shall be retained by the Plan until the earlier of
(i) the date the Plan is terminated or (ii) the date the Company is liquidated. Such Participant's benefit shall then be disposed of as follows:

                (a) If the Participant has not been located by the time of distribution of assets, and the whereabouts of the Beneficiary of such Participant then is known to the Committee, payment shall be made to such Beneficiary.

                (b) If the whereabouts of both such Participant and his Beneficiary are unknown to the Committee, the Committee may direct the distribution of such Participant's benefit to the Company.

        7.11. Indemnification. The Company shall indemnify each member of the Committee and each other fiduciary with respect to the Plan from and against any and all liabilities, costs, damages or expenses occasioned by any act or omission, except to the extent that the same is judicially determined to be due to the gross negligence willful misconduct or fraud of such member. The Company may purchase insurance to the extent deemed appropriate in connection with such indemnification.

                                  ARTICLE VIII.

                          AMENDMENT AND ADMINISTRATION

        8.01. Amendment. The Company may amend this Plan, at any time and from time to time, in whole or in part. The Company shall notify each Participant in writing of any Plan amendment. An amendment of the Plan may be retroactive or modify existing elections made by Participants to the extent the Committee determines that such amendment is necessary to comply with the laws applicable to the Plan and Trust.

        8.02. Termination. The Company may terminate or discontinue the Plan in whole or in part at any time without any liability for such termination or discontinuance. Upon Plan termination, all Deferral Elections shall cease.

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                                   ARTICLE IX.

                                  MISCELLANEOUS

        9.01. Limitation of Rights; Employment Relationship. Neither the establishment of this Plan nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving a Participant or other person any legal or equitable right against any Employer except as provided in the Plan. In no event shall the terms of employment of any employee be modified or in any way be affected by the Plan.

        9.02. Limitation on Assignment. Benefits under this Plan may not be assigned or alienated by any Participant. A Participant's or Beneficiary's interest in benefits under the Plan shall not be subject to debts or liabilities incurred by the Participant and shall not be subject to attachment, garnishment or other legal process as a result of any of the Participant's debts or liabilities.

        9.03. Accounting Treatment. The Company intends that the maintenance and administration of the Plan will result in fixed treatment for accounting purposes and not variable treatment. The Committee is authorized and expected to adopt such rules and procedures as may be necessary to assure that fixed accounting treatment is obtained. 9.04. Representations. The Company does not represent or guarantee that any particular federal or state income, payroll, personal property or other tax advantages will result from participation in this Plan. Participants are expected to consult with their own professional tax advisors to determine the tax consequences of participation in the Plan. Furthermore, the Company does not represent or guarantee successful investment of amounts deferred hereunder, and shall not be required to repay any loss which may result from such investment or lack of investment.

        9.05. Severability. In the event that any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted herein.

        9.06. Governing Law. The validity, construction, and effect of this Plan and its enforcement shall be determined by the laws of the State of Texas, except to the extent preempted by ERISA.

        9.07. Binding Effect. The provisions of this Plan shall be binding upon each Participant and each Beneficiary or other person entitled to any Benefits hereunder, their heirs, personal representatives, and assigns.

        9.08. Gender and Number. As used in the Plan, the references to terms or persons in the masculine gender shall include the feminine and neuter genders, and vice versa. The singular number shall include the plural and vice versa.

        9.09. Mergers, Consolidations, and Transfers. In the event of the acquisition by or merger of the Company into any other company, the Plan shall be deemed terminated as of the

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

effective date of such acquisition or merger unless the successor company expressly agrees to continue the Plan.

        9.10. Notices. Any notice which shall or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Company at its principal place of business or, if notice to a Participant, addressed to the address shown on the Employer's records. It shall be the responsibility of each Participant to keep the Committee informed of any change of address. Any payment mailed or delivered to the last known address of a Participant of Beneficiary shall completely discharge the Plan and the Trust Fund from any further liability to such Participant to the extent of such payment. The Committee may establish rules and procedures under which any notice required or permitted under the Plan may be given in writing by electronic mail, facsimile or similar means. Any document transmitted in accordance with the procedures established by the Committee shall not be invalidated due to the absence of a manual signature.

        9.11. Binding Effect. The Plan shall be binding upon the Company and its respective successors or assigns, and upon each Participant, Beneficiary, and their respective assigns, heirs, executors and administrators.

        9.12.   Adoption by Affiliates.

                (a) Any Affiliate may, with the approval of the Company, adopt this Plan. Thereafter, such adopting affiliate shall be deemed the "Employer" with respect to its employees; provided, however, that the Company and the Committee shall retain all powers of administration under the Plan.

                (b) The adoption of the Plan by any Affiliate shall be evidenced by written resolutions of the governing bodies of the Company and the other Affiliate.

        IN WITNESS WHEREOF, the Company has adopted this Executive Choice Deferred Compensation Plan as of the 12th day of February, 2003.

                                      PRENTISS PROPERTIES
                                      ACQUISITION PARTNERS, L.P.

                                          /s/ THOMAS F. AUGUST

                                      By:   THOMAS F. AUGUST
                                         -----------------------------------
                                      Title: CHIEF EXECUTIVE OFFICER
                                            --------------------------------

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